Exhibit 99.1

Hall of Fame Resort & Entertainment
Company Enters into Definitive Agreement
for Going Private Transaction

FOR IMMEDIATE RELEASE

CANTON, Ohio – May 8, 2025 – Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) (the “Company”), the only resort, entertainment, and media company centered around the power of professional football, today announced that it has entered into a definitive merger agreement to be acquired by HOFV Holdings, LLC (the “Investor”), an investment vehicle affiliated with Industrial Realty Group, LLC (“IRG”). Stuart Lichter, a director of the Company, is the Founder and President of IRG. Upon completion of the transaction, the Company will become a privately held company.

Under the terms of the agreement, the Investor will acquire all outstanding shares of the Company’s common stock not currently owned by IRG and its affiliates for $0.90 per share in cash. The agreement was unanimously approved and recommended to the Company’s Board of Directors by a Special Committee consisting of independent and disinterested directors of the Board. Following the Special Committee’s recommendation, the agreement has been approved by the Company’s Board and recommended for approval by stockholders.

The Company also announced it has entered into a letter of intent with the investor that owns the waterpark property to enter into a new lease for the waterpark property and, following certain real estate transfers, the on-site hotel property and the stadium property (the “Lease Restructuring”). The parties are finalizing definitive terms for this Lease Restructuring, which is a big step toward restarting construction of the waterpark and the on-site hotel.

“Our vision has always been to build a world-class sports and entertainment company, which includes our destination in the Hall of Fame Village, Hall of Fame Village Media, and Gold Summit Gaming,” said Michael Crawford, President and Chief Executive Officer. “This is an ambitious goal. It entails a continued focus on our strategic plan, and it requires investing in the critical areas that will help ensure long-term growth. We operate in a dynamic and sometimes challenging environment, and as a private company upon completion of the transaction we believe that we will have strategic flexibility and additional working capital to invest in each of our business verticals and to continue to build the Company as we have planned. I want to thank our partners, our team and the Canton community for a continued commitment to our mission and our vision.”

Transaction Details

The transaction is subject to customary closing conditions and approvals, including approval of holders of a majority of the Company’s common stock. In addition, the transaction is also conditioned on (i) the Investor’s receipt of $20 million in financing, (ii) prior or concurrent consummation of the Lease Restructuring, (iii) prior or concurrent consummation of additional project level financing in an aggregate amount not less than $125 million, and (iv) obtaining certain third-party consents, including certain consents on terms at the discretion of Investor. The transaction contemplates the Company engaging in a sale and leaseback transaction with IRG relating to certain properties that are not included in the Lease Restructuring.

Upon completion of the transaction, the Company’s common stock and warrants will no longer be listed on any public stock exchange.

Further information regarding terms and conditions contained in the definitive transaction agreements will be made available in the Company’s Current Report on Form 8-K, which the Company expects to file on or before May 11, 2025.

Advisors

Wedbush Securities Inc. is serving as exclusive financial advisor to the Special Committee and provided a fairness opinion. Brown Gibbons Lang is serving as exclusive financial advisor to IRG and its affiliates in this transaction. Hunton Andrews Kurth LLP is serving as legal counsel to the Special Committee. Bryan Cave Leighton Paisner LLP is serving as legal counsel to IRG.

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com.

About Industrial Realty Group, LLC

IRG is a nationwide real estate development and investment firm specializing in the acquisition, development and management of commercial and industrial real estate throughout the United States. IRG, through its affiliated partnerships and limited liability companies, operates a portfolio containing over 150 properties in 31 states with over 100 million square feet of rentable space. IRG is nationally recognized as a leading force behind the adaptive reuse of commercial and industrial real estate, solving some of America’s most difficult real estate challenges. Learn more at www.industrialrealtygroup.com.

Additional Information about the Transaction and Where to Find It

This communication relates to the proposed transaction involving Hall of Fame Resort & Entertainment Company (the “Company”). In connection with the proposed transaction, the Company will file with the Securities and Exchange Commission (the “SEC”) a proxy statement, a definitive version of which will be mailed or otherwise provided to its stockholders entitled to vote at the special meeting relating to the proposed transaction. The Company and affiliates of the Company intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”). The Company may also file other documents with the SEC regarding the potential transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO CAREFULLY READ THE PROXY STATEMENT AND THE SCHEDULE 13E-3 IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS FILED WITH THE SEC AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the proxy statement, the Schedule 13E-3 and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov and the Company’s website at www.hofreco.com. In addition, the proxy statement, the Schedule 13E-3 and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to the Company’s Investor Relations at investor.relations@hofreco.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the stockholders of the Company in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be set forth in the proxy statement and Schedule 13E-3 and other materials to be filed with the SEC. You may also find additional information about the Company’s directors and executive officers in the Company’s Annual Report on Form 10-K, which was filed with the SEC on March 26, 2025 (the “Annual Report”) and in other documents filed by the Company with the SEC. To the extent holdings of securities by potential participants (or the identity of such participants) have changed since the information printed in the Annual Report, such information has been or will be reflected in the Company’s Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You can obtain free copies of these documents from the Company using the contact information above.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. All statements other than statements of historical facts contained in this communication, including statements regarding the proposed transaction and its expected timing, completion and effects, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “estimates,” “expects,” “plans,” “potential,” “will,” or the negative of these words or other similar terms or expressions that concern the Company’s expectations, strategy, plans or intentions.

Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, (a) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (b) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction; (c) potential delays in consummating the proposed transaction; (d) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; (e) the possibility that the Company’s stockholders may not approve the proposed transaction; (f) the ability of the Company to timely and successfully achieve the anticipated benefits of the proposed transaction; (g) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (h) the Company’s ability to implement its business strategy; (i) significant transaction costs associated with the proposed transaction; (j) the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (k) potential litigation relating to the proposed transaction; (l) the risk that disruptions from the proposed transaction will harm the Company’s business, including current plans and operations; (m) the ability of the Company to retain and hire key personnel; (n) the ability of the Company to continue to borrow funds from an affiliate of IRG to finance the Company’s operations prior to closing; (o) the ability of the Investor to obtain financing specified in the Merger Agreement; (p) the Company’s satisfactory negotiation and entry into a definitive agreement for the Lease Restructuring; (q) potential adverse reactions or changes to business relationships of the Company with its customers, suppliers and others with whom it does business, or on its operating results and business generally resulting from the announcement or completion of the proposed transaction; (r) legislative, regulatory and economic developments affecting the Company’s business; (s) general economic and market developments and conditions; (t) the legal, regulatory and tax regimes under which the Company operates; (u) potential business uncertainty, including changes to existing business relationships, during the pendency of the proposed transaction that could affect the Company’s financial performance; (v) the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s Common Stock; (w) restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (x) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors.

For information regarding other factors that could cause the Company’s results to vary from expectations, please see the “Risk Factors” section of the Company’s periodic report filings with the SEC, including but not limited to our Form 1 Form 10-K filed with the SEC on March 26, 2025 as well as other documents that may be filed by us from time to time with the SEC. These filings, as well as subsequent findings, are available on the investor relations section of the Company’s website at www.hofreco.com or on the SEC’s website at www.sec.gov. The statements in this communication represent our current beliefs, estimates and assumptions as of the date of this communication. Subsequent events and developments may cause our views to change. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this communication.

Company Media Contacts:

For Hall of Fame Resort & Entertainment Company

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com

IRG Media Contact:

Lauren Crumrine: lcrumrine@industrialrealtygroup.com

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